Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 372 and New York Trust 234:

We consent to the use of our report dated August 21, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

August 21, 2003